As filed with the Securities and Exchange Commission on December 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6250 LBJ Freeway, Dallas, Texas 75240

(Address of Principal Executive Offices and Zip Code)

Tuesday Morning Corporation 2014 Long-Term Incentive Plan

(Full title of the plan)

Bridgett C. Zeterberg

Senior Vice President, General Counsel and Corporate Secretary

6250 LBJ Freeway

Dallas, Texas 75240

(Name and address of agent for service)

(972) 387-3562

(Telephone number, including area code, of agent for service)

with copies of communications to:

John A. Granda, Esq.

B. Scott Gootee, Esq.

Stinson Leonard Street LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 691-3263

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller	Smaller reporting company	☐
reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	2,500,000 shares	$4.75	$11,875,000	$1,376.32

(1)                                 In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)                                 Calculated pursuant to Rules 457(h)(1) and 457(c) under the Securities Act based on the average of the high and low prices reported for the Registrant’s Common Stock on November 29, 2016, on the NASDAQ Stock Market.  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3)                                 Calculated pursuant to General Instruction E on Form S-8.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Tuesday Morning Corporation (the “Registrant”) for the purpose of registering an additional 2,500,000 shares of the Registrant’s Common Stock reserved for issuance under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (as amended on November 16, 2016), as approved by the Registrant’s stockholders at the Registrant’s 2016 annual meeting of stockholders.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-200779) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 5, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-46017) as filed with the Commission on February 10, 1998)

4.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed March 26, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999)

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed May 12, 1999 (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-19658) as filed with the Commission on May 2, 2005)

4.4

Amended and Restated Bylaws of the Registrant, dated September 16, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-19658) as filed with the Commission on September 19, 2014)

5.1*	Opinion of Stinson Leonard Street LLP regarding legality
23.1*	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Powers of Attorney (included with signature page of this Registration Statement)
99.1

Composite Copy of Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-19658) as filed with the Commission on November 22, 2016)

*Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2016.

TUESDAY MORNING CORPORATION

By:	/s/ Steven R. Becker
Steven R. Becker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Steven R. Becker, Stacie R. Shirley and Bridgett C. Zeterberg, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date
By:	/s/ Steven R. Becker	Chief Executive Officer (Principal Executive Officer) and Director	December 2, 2016
Steven R. Becker

By:	/s/ Stacie R. Shirley	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 2, 2016
Stacie R. Shirley

By:	/s/ Terry Burman	Chairman of the Board	December 2, 2016
Terry Burman

By:	/s/ Frank M. Hamlin	Director	December 2, 2016
Frank M. Hamlin

By:	/s/ William Montalto	Director	December 2, 2016
William Montalto

By:	/s/ Sherry M. Smith	Director	December 2, 2016
Sherry M. Smith

By:	/s/ Jimmie L. Wade	Director	December 2, 2016
Jimmie L. Wade

By:	/s/ Richard S Willis	Director	December 2, 2016
Richard S Willis

EXHIBIT INDEX

Exhibit Number	Description
4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-46017) as filed with the Commission on February 10, 1998)

4.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed March 26, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999)

4.3

Certificate of Amendment to the Certificate of Incorporation of the Registrant filed May 12, 1999 (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-19658) as filed with the Commission on May 2, 2005)

4.4

Amended and Restated Bylaws of the Registrant, dated September 16, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-19658) as filed with the Commission on September 19, 2014)

5.1*	Opinion of Stinson Leonard Street LLP
23.1*	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Powers of Attorney (included with signature page of this Registration Statement)
99.1

Composite Copy of Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-19658) as filed with the Commission on November 22, 2016)

*Each document marked with an asterisk is filed herewith.